UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to 14a-12

VISTAGEN THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600

July 28, 2025

To Our Stockholders:

Over the past year, Vistagen Therapeutics, Inc. (Vistagen, the Company, we, us or our) has achieved important milestones across our pipeline, with particularly meaningful progress in the U.S. registration-directed PALISADE Program for fasedienol for the acute treatment of social anxiety disorder (SAD).

With both the PALISADE-3 and PALISADE-4 Phase 3 clinical trials underway, we anticipate topline results from PALISADE-3 in the fourth quarter of this year, followed by PALISADE-4 in the first half of 2026. SAD, characterized by intense fear and anxiety about judgement, humiliation or embarrassment in social and performance settings in daily life, affects more than 30 million U.S. adults, according to the National Institutes of Health. Yet, there is no FDA-approved acute treatment for the disorder. The growing urgency from both patients and healthcare providers reinforces the potential and importance of our work.

In parallel, we are advancing a diverse pipeline of novel intranasal pherine candidates targeting other significant unmet needs, including itruvone for major depressive disorder and PH80 for multiple women’s health indications. We are proud of the progress made over the past year and we remain sharply focused on our goal of delivering innovative, safe and effective treatments for those in need.

In that spirit, I am pleased to invite you to Vistagen's 2025 Annual Meeting of Stockholders (the Annual Meeting or the Meeting), which we will hold virtually on Tuesday, September 9, 2025, at 9:00 a.m. Pacific Daylight Time. The accompanying proxy statement (the Proxy Statement) provides details regarding the Annual Meeting, including a description of the proposals to be considered by stockholders at the Meeting and instructions for submitting your vote.

Your vote matters. Whether or not you plan to attend the Annual Meeting virtually, please carefully review the Proxy Statement and then cast your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be voted at the Meeting. Please refer to the procedures described in the section entitled the procedures described in the section entitled “Voting” beginning on page 3 of the accompanying Proxy Statement instructions on submitting your vote. Our Board of Directors has unanimously approved of the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

On behalf of Vistagen's Board of Directors and leadership team, we thank you for your ongoing support. We look forward to your participation at the Annual Meeting and to another year of meaningful progress.

Warm regards, /s/ Margaret M. FitzPatrick, M.A. Margaret M. FitzPatrick, M.A. Board Chair
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Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually on September 9, 2025, at 9:00 am Pacific Daylight Time

Dear Stockholder:

We are pleased to invite you to virtually attend the 2025 Annual Meeting of Stockholders (the Annual Meeting or Meeting) of Vistagen Therapeutics, Inc., a Nevada corporation (Vistagen, the Company, us, we or our). The Annual Meeting will be a virtual-format meeting, held exclusively via the Internet on September 9, 2025, at 9:00 am Pacific Daylight Time, for the following purposes:

1.	to elect six directors to our Board of Directors, each to serve until our next annual meeting of stockholders, or until her or his respective successor is elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers (NEOs);

3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2026; and

4.	to vote upon such other matters, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the Meeting.

These matters are more fully discussed in the attached proxy statement (the Proxy Statement).

We have elected to provide access to our proxy materials primarily via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the U.S. Securities and Exchange Commission (SEC). We believe this method is efficient, expedites our stockholders’ safe receipt of proxy materials, conserves natural resources, and significantly reduces the Company’s overall cost for the Annual Meeting. On or about July 29, 2025, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing the Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended March 31, 2025, filed with the SEC on June 17, 2025 (the Annual Report), via the Internet, as well as Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: www.envisionreports.com/VTGN

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof has been fixed as the close of business on July 16, 2025 (the Record Date). Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting by sending an email to corp.secretary@vistagen.com stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination by stockholders of record during the webcast of the Annual Meeting at: https://meetnow.global/MMRS64D

You are entitled to virtually attend and vote at the Annual Meeting online only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to virtually attend and vote at the Annual Meeting. Further information about how to attend the Annual Meeting, vote your shares online during the Meeting and submit questions during the Meeting is included in the Proxy Statement. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received by postal mail, the section titled “Voting” beginning on page 3 of the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.
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YOUR VOTES ARE IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting virtually. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet, telephone or postal mail in advance of the Meeting, as promptly as possible. Submitting your votes in advance of the Annual Meeting assures that a quorum will be present at the Meeting and will avoid the Company from incurring additional expense for duplicate proxy solicitations. By following the procedures described in the section entitled “Voting” beginning on page 3 of the attached Proxy Statement, any stockholder attending the Annual Meeting virtually may vote at the Meeting, even if he or she has returned a proxy prior to the Meeting.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Vistagen's Board of Directors unanimously recommends that you vote “FOR” each of the director nominees identified in Proposal No. 1, and "FOR" Proposal Nos. 2 and 3, all of which are described in detail in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE ANNUAL REPORT AND THE PROXY STATEMENT ARE AVAILABLE ONLINE VIA
THE INTERNET AT: www.envisionreports.com/VTGN

By Order of the Board of Directors,

/s/ Jessica R. Haskell, J.D.
Jessica R. Haskell, J.D.
Associate General Counsel and Corporate Secretary
South San Francisco, California
July 28, 2025

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Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the Board) of Vistagen Therapeutics, Inc., a Nevada corporation (Vistagen, the Company, us, we or our), for use at Vistagen’s 2025 Annual Meeting of Stockholders (the Annual Meeting or the Meeting). The Annual Meeting will take place in a virtual meeting format on September 9, 2025, at 9:00 am Pacific Daylight Time, and will be held exclusively via the Internet at: https://meetnow.global/MMRS64D

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission’s (SEC) “Notice and Access” rules. On or about July 29, 2025, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the Notice) to each of our stockholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for the Company's fiscal year ended March 31, 2025, filed with the SEC on June 17, 2025 (Annual Report), and Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials by postal mail. This Proxy Statement and the Annual Report are available on the Internet at: www.envisionreports.com/VTGN

Record Date and Shares Outstanding
Each of the specific proposals to be considered and acted upon at the Annual Meeting is described in this Proxy Statement. Only holders of Vistagen's common stock as of the close of business on July 16, 2025 (the Record Date) are entitled to notice of and to vote at the Annual Meeting.

On the Record Date, there were 29,859,961 shares of our common stock, par value $0.001 per share, outstanding. Each holder of our common stock is entitled to one vote for each share held as of the Record Date.

Quorum	The holders of more than one-third (1/3) of the shares of our common stock entitled to vote as of the Record Date must be represented at the Annual Meeting, either in person or by properly executed proxy, to achieve a quorum for the Meeting. If a quorum is not present at the scheduled time of the Annual Meeting, either the Chair of the Meeting or the stockholders who are present may adjourn the Annual Meeting until a quorum is present. If necessary, the time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Stockholder List
A list of registered stockholders as of the close of business on the Record Date will be open for examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose pertaining to the Meeting by sending an email to corp.secretary@vistagen.com, stating the purpose of the request and providing proof of ownership of our common stock. This list will also be available for examination by stockholders of record during the Annual Meeting webcast at: https://meetnow.global/MMRS64D

Attendance at Virtual Annual Meeting
We will host the Annual Meeting live and only online, via Internet webcast. You may attend the Annual Meeting virtually by visiting the following web address: https://meetnow.global/MMRS64D

The Annual Meeting webcast will start at 9:00 am Pacific Daylight Time, on September 9, 2025.

To attend the Annual Meeting virtually please go to https://meetnow.global/MMRS64D. You have the option to log in to the Annual Meeting as a “stockholder” with a control number or as a “guest.” If you are a stockholder of record (i.e., if you hold your shares through Computershare, our registrar and transfer agent), you may log in to the Annual Meeting as a stockholder using the control number which can be found on your Notice and proxy card. If you are not a stockholder of record (i.e. if you do not hold your shares through Computershare), but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Annual Meeting as “guest” by entering your name and email address. As a guest, you will have access to the Annual Meeting materials and will be able to ask questions during the Annual Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Annual Meeting, you must register in advance to attend the Meeting virtually as a stockholder. To register to attend the Annual Meeting virtually as a stockholder, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Computershare. Requests for Annual Meeting registration of beneficial owners must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on September 2, 2025. You will receive confirmation of your Annual Meeting registration by email after Computershare receives your registration materials. Requests for registration should be directed by email to legalproxy@computershare.com or by mail to Computershare, Vistagen Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. You will receive a confirmation email from Computershare of your Annual Meeting registration and will receive a control number to enter the Meeting as a stockholder.

Whether you attend the Annual Meeting virtually as a stockholder or as a guest, please allow yourself ample time for the online check-in procedures.

Questions at the Annual Meeting
If you wish to submit a question during the Annual Meeting, you may log in online, and ask a question on our virtual Annual Meeting platform at: https://meetnow.global/MMRS64D

Our Annual Meeting will be governed by our Rules of Conduct which will be available on the virtual Meeting platform during the Meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the Annual Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to Meeting participants.

Voting
There are four ways a stockholder of record can vote:

(1) By Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice.

(2) By Telephone: If you are a stockholder as of the Record Date, you may vote by telephone by following the instructions in the Notice.

(3) By Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4) During the Annual Meeting: The Annual Meeting will be held exclusively virtually via the Internet, and can only be accessed at: https://meetnow.global/MMRS64D

Subject to the provisions applicable to other than holders of record as outlined above in the section entitled “Attendance at Annual Meeting,” if you are a stockholder as of the Record Date, you will have the ability to attend the Annual Meeting and vote online during the Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the Meeting.

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on September 8, 2025. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting. If you hold your shares through a bank or broker, please follow their voting instructions.

Required Vote for Approval and Board Recommendation
Proposal No. 1: Election of Directors.

Directors are elected by a plurality vote of the votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting. The six director nominees who receive the greatest number of “FOR” votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified.

Our Board unanimously recommends a vote “FOR” the election of each of our six director nominees, all of whom currently serve on our Board of Directors. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the six nominees.

Proposal No. 2: Approval, on a Non-Binding Advisory Basis, of the Compensation Paid to our Named Executive Officers.

This proposal calls for a non-binding, advisory vote regarding the compensation paid to our Named Executive Officers (NEOs) (Say-on-Pay). Accordingly, there is no required vote that would constitute approval of this proposal. However, our Board, including the Compensation Committee of our Board, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. The affirmative “FOR” vote of a majority of the votes cast, in person or by proxy, excluding abstentions, is required to approve this non-binding, advisory proposal.

Our Board unanimously recommends a vote “FOR” this proposal. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the approval of this non-binding, advisory proposal.

Proposal No. 3: Ratification of Appointment of our Independent Registered Public Accounting Firm.

This proposal requests stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our current fiscal year ending March 31, 2026. The affirmative “FOR” vote of a majority of the votes cast, either in person or by proxy at the Annual Meeting, excluding abstentions, is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our current fiscal year ending March 31, 2026.

Our Board unanimously recommends a vote “FOR” this proposal. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our current fiscal year ending March 31, 2026.

Abstentions and Broker Non-Votes
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention (or a vote to “WITHHOLD” for purposes of the election of directors) is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker, brokerage firm or other nominee, your broker, brokerage firm or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker, brokerage firm or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

As noted above, the six director nominees identified under Proposal No. 1 who receive the most “FOR” votes at the Annual Meeting will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. As such, we expect that votes marked “WITHHOLD” and broker non-votes will have no effect on the outcome of Proposal No. 1.

Under Nevada law and our Second Amended and Restated Bylaws, as amended (our Bylaws), Proposal Nos. 2 and 3 will each be determined by the vote of the holders of a majority of the votes cast by those present at the Annual Meeting or by proxy (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” each such proposal). For these matters, we expect that abstentions and any broker non-votes cast will not be counted as votes in favor of such proposals and will also not be counted as shares voting on such matters, but will be considered shares present at the Meeting for purposes of establishing a quorum. As such, we expect that abstentions and broker non-votes will have no effect on Proposal Nos. 2 and 3.

Revocation of Proxies	You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 343 Allerton Avenue, South San Francisco, California 94080, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by virtually attending the Annual Meeting and voting at the Meeting. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Solicitation	We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting on the Internet of this Proxy Statement and any additional solicitation materials furnished to the stockholders. We have retained Saratoga Proxy Consulting, LLC, a proxy soliciting firm, to assist with the solicitation of proxies for a fee of approximately $10,000 plus fees for any retail stockholder outreach services and reimbursement for out-of-pocket expenses. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

Special Note Regarding Forward-Looking Statements

This Proxy Statement contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management team, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization, and actual results or developments may differ materially from those projected or implied in these forward-looking statements. There can be no guarantee that any of our product candidates will successfully complete ongoing or future clinical trials within estimated timelines or at all, receive regulatory approval or be commercially successful, or that we will be able to successfully replicate the results of past studies of any of our product candidates. These risks are more fully discussed in the section entitled “Risk Factors” in our Annual Report on SEC Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 17, 2025, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of the Proxy Statement and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements other than as may be required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors (Board) shall consist of not less than one director and not more than seven directors, with the exact number fixed at seven. In accordance with our Bylaws, the exact number of directors may only be amended by the vote or written consent of a majority of the outstanding shares of our voting securities.

Each of the following directors is nominated for election at the Annual Meeting to serve until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Each nominee has confirmed that she or he is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve before the Annual Meeting, your proxy will be voted for the election of a substitute nominee recommended by the current Board, if any.

Our Board has nominated the following directors for election at our Annual Meeting:

Margaret M. FitzPatrick, M.A. Chair and Independent Director	Mary L. Rotunno, J.D. Independent Director

Ann M. Cunningham, MBA Non-Independent Director	Jon S. Saxe, J.D., LL.M. Independent Director

Joanne Curley, Ph.D. Independent Director	Shawn K. Singh, J.D. President, Chief Executive Officer and Director

Retirement of Dr. Jerry B. Gin

On July 23, 2025, Jerry B. Gin, Ph.D., MBA, an independent member of our Board, notified us of his intention to retire from the Board and all Board committee positions held at the end of his current term, which term expires at the Annual Meeting, and, as such, he is not standing for reelection at the Annual Meeting. Dr. Gin has been a distinguished member of the Board since March 2016 and currently serves as Chair of our Compensation Committee and as a member of our Audit Committee. Dr. Gin’s decision to retire after nine years of dedicated service to the Company is not due to any disagreement with the Company with respect to any matter relating to our operations, policies or practices.

The Board expresses its deepest appreciation and sincere thanks to Dr. Gin for his many years of service on the Board and for his expertise and valuable contributions to the Company throughout his distinguished tenure.

Required Vote and Recommendation

Directors shall be elected by a plurality of the votes cast, whether present or represented by proxy, and entitled to vote at the Annual Meeting. The six nominees receiving the highest number of “FOR” votes will be elected to serve on our Board until our next annual meeting of stockholders, or until her or his successor is duly elected and qualified. Withholding the authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will also have no effect on the election of the nominees. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

Our Board unanimously recommends that the stockholders vote “FOR” the election of Ms. FitzPatrick, Ms. Cunningham, Dr. Curley, Ms. Rotunno, Mr. Saxe and Mr. Singh.

BOARD OF DIRECTORS

Director Nominee Qualification and Experience

Our Board believes that our six director nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board of directors.

Director Nominee Experience

Our directors come from diverse backgrounds, drawing on their substantial experience in the biopharmaceutical industry, finance, law and business. The following is a brief description of our current directors, each of whom has been nominated by the Board to stand for re-election as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of July 28, 2025, the date of this Proxy Statement. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected, and there are no family relationships between any of the directors, nominees or executive officers.

Ms. FitzPatrick has served on our Board of Directors since July 2021, and as Chair since October 2023. Ms. FitzPatrick is the Founder of FitzPatrick & Co., LLC, a business advisory firm founded in July 2020. Prior to the founding of FitzPatrick & Co. LLC, Ms. FitzPatrick served as Senior Vice President, Corporate Affairs, Philanthropy and Customer Engagement at Exelon Corporation (Nasdaq: EXC), a diversified clean energy company, from 2016 to 2020, as Global Chief Communications Officer at Johnson & Johnson (NYSE: JNJ), one of the largest and most broadly-based healthcare companies, from 2013 to 2016, as Global Chief Communication Officer and President of the Foundation at CIGNA from 2010 to 2013. Ms. FitzPatrick also served as Executive Vice President at APCO Worldwide, a global public affairs and strategic communications consultancy, where she counseled executives on major global reputation efforts for notable industry leaders. Ms. FitzPatrick currently serves on the board of directors of AN2 Therapeutics, Inc. (Nasdaq: ANTX), where she is lead independent director and a member of the Nominating and Corporate Governance Committee. Ms. FitzPatrick holds a B.A. in English and Policy Studies from Syracuse University, and an M.A. in Public Policy from The George Washington University. In 2018, she completed the Harvard Business School program for corporate directors. She is a National Association of Corporate Directors (NACD) Certified Director and a faculty member of NACD's Board Advisory Services.

We selected Ms. FitzPatrick to serve as Chair of our Board due to her extensive experience in corporate governance and leadership at some of the world's most successful companies. The Board believes Ms. FitzPatrick’s expertise in healthcare and her work in the global pharmaceutical market provides valuable contributions as the Company continues to advance the development of its product candidates to address unmet patient needs.

Margaret M. FitzPatrick, M.A. Chair and Independent Director Age 59

Ms. Cunningham has served as a member of our Board since January 2019 and served as the Company's Chief Commercial Officer from May 2021 to November 2022. Currently, Ms. Cunningham is the Founder and Managing Partner of i3 Strategy Partners, a consulting firm founded in 2018 specializing in assisting companies in the pharmaceutical space. Prior to founding i3 Strategy Partners, Ms. Cunningham served as Vice President, Neurodegenerative Diseases and Psychiatry for Teva Pharmaceuticals Industries, Ltd. (NYSE: TEVA) from 2015 to 2018, as Senior Marketing Director for Otsuka Pharmaceutical Companies from 2013 to 2015 and in several marketing-focused positions for Eli Lily and Company (NYSE: LLY) from 1999 to 2013, including serving as Global Marketing Senior Director from 2009 to 2013. Ms. Cunningham holds a B.A. in Psychology from Yale University and a MBA, with a focus on marketing management, from the University of Michigan.

We selected Ms. Cunningham to serve on our Board due to her substantial experience in healthcare commercialization and marketing, particularly in the successful development, positioning and commercial launch of products to treat neuropsychiatric disorders. Ms. Cunningham brings an insightful commercial perspective to us and to our Board that is critical as our pipeline products move from clinical development to commercialization.

Ann M. Cunningham, MBA Non-Executive, Non-Independent Director Age 57

Dr. Curley has served as a member of our Board of Directors since April 2021. Dr. Curley brings more than 25 years of experience in the development and commercialization of pharmaceutical products, including research and development governance. From March 2020 until her retirement in October 2023, Dr. Curley served as the Chief Development Officer at Vera Therapeutics, Inc. (Nasdaq: VERA). Prior to joining Vera Therapeutics, from June 2005 to March 2020, Dr. Curley held various director-level positions with Gilead Sciences, Inc. (Nasdaq: GILD), during which time the anti-viral portfolio grew from four to seventeen commercial products. While at Gilead, Dr. Curley led Project and Portfolio Management with oversight of the development pipeline across four therapeutic areas and was responsible for research and development governance. Before Gilead, Dr. Curley worked as an aerosol formulation scientist and subsequently as a project leader at Nektar Therapeutics (Nasdaq: NKTR). Dr. Curley received a B.Sc in Physics and Chemistry from Trinity College, Ireland, a Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst and completed a post-doctorate at Massachusetts Institute of Technology and Harvard Medical School, focused on long-acting biodegradable formulations.

We selected Dr. Curley to serve on our Board due to her extensive experience in early product development, regulatory approval and commercialization of pharmaceutical products, giving her a unique perspective of the life cycle of drug development.

Joanne Curley, Ph.D. Independent Director Age 57

Mr. Saxe has served as a director on our Board since 2000, and served as Chair of our Board until October 2023. He currently serves as the Chair of our Audit Committee.  Mr. Saxe is the retired President and was a director of PDL BioPharma from 1989 to 2008. From 1989 to 1993, he was President, Chief Executive Officer and a director of Synergen, Inc. (acquired by Amgen). Mr. Saxe served as Vice President, Licensing & Corporate Development for Hoffmann-Roche from 1984 through 1989, and Head of Patent Law for Hoffmann-Roche from 1978 through 1989. Mr. Saxe currently is the lead director of K2x Technology and Life Sciences, is Chair of the board of directors of Epalex Corporation, and serves as a director of five additional private life science companies, Aether, Inc., Achelios Therapeutics, Inc., Arbor Vita Corporation, NuvOx Pharma, LLC and Trellis Bioscience, Inc. In addition, Mr. Saxe serves as a board observer of InGeneron, Inc. and Renexxion, Inc. Mr. Saxe has also served as a director of other biotechnology and pharmaceutical companies, including ID Biomedical (acquired by GlaxoSmithKline), Sciele Pharmaceuticals, Inc. (acquired by Shionogi), Amalyte (acquired by Kemin Industries), Cell Pathways (acquired by OSI Pharmaceuticals), Lumos Pharma, Inc. (merged with New Link Genetics) and other companies, both public and private. Mr. Saxe has a B.S.Ch.E. from Carnegie-Mellon University, a J.D. degree from George Washington University and an LL.M. degree from New York University. In addition, Mr. Saxe has a Certificate in Management from Fuqua School of Business, Duke University.

We selected Mr. Saxe to serve as a director on our Board of Directors due to his numerous years of experience as a senior executive with major pharmaceutical and biotechnology companies, including Protein Design Labs, Inc., Synergen, Inc. and Hoffmann-Roche, Inc., as well as his extensive experience serving as a director of numerous private and public biotechnology and pharmaceutical companies, serving as Chairman, and Chair and member of audit, compensation and governance committees of both private and public companies.  Mr. Saxe provides us and our Board of Directors with highly valuable insight and perspective into the biotechnology and pharmaceutical industries, as well as the strategic opportunities and challenges that we face.

Jon S. Saxe, J.D., LL.M. Independent Director Age 89

Ms. Rotunno has served as a member of our Board since July 2021. Prior to her retirement in March 2024, Ms. Rotunno served as General Counsel of El Camino Health, a health care system, since January 2014, and as a Member of the Executive Leadership Team at El Camino Health since August 2015. Ms. Rotunno is also Chair of the Compensation Committee for healthcare provider Momentum for Health, located in San Jose, California. Before joining El Camino Health, Ms. Rotunno spent over 11 years as Senior Counsel and Client Service Leader for Common Spirit Health, formerly Dignity Health, in California’s San Francisco Bay Area. Prior to Dignity Health, she held various legal roles at Varian Medical Systems, Manatt, Phelps & Phillips, Golden Living, and Pillsbury Winthrop Shaw Pitman. Ms. Rotunno graduated with honors from the University of Illinois with a B.S. in Nursing. She worked as a registered nurse before earning her J.D. degree, cum laude, from the University of California, Hastings College of Law, San Francisco. She obtained certification by the NACD, Stanford Directors College, the Women’s Corporate Board Readiness Program at Santa Clara University and completed the Hastings Leadership Academy for Women and Dignity Health Ministry Leadership Program.

We selected Ms. Rotunno to serve on our Board due to her extensive experience as an advocate for both patients and healthcare providers and her insights into strategies for value-based care and an understanding of the life cycle of the mental healthcare experience. Ms. Rotunno also brings insights on complex governance, regulatory and compliance requirements to complement her strategic vision and skills for scenario planning and enterprise risk management.

Mary L. Rotunno, J.D. Independent Director Age 65

Mr. Singh has served as our Chief Executive Officer and as a member of our Board since August 2009, and as President since December 2024. Mr. Singh has over 30 years of experience working with biotechnology, medical device and pharmaceutical companies, both private and public. From 2001 to August 2009, Mr. Singh served as Managing Principal of Cato BioVentures, a life science venture capital firm, and as Chief Business Officer and General Counsel of Cato Research Ltd (now Allucent), a contract research organization (CRO) previously affiliated with Cato BioVentures. Mr. Singh served as President (part-time) of Echo Therapeutics, a medical device company, from 2007 to 2009, and as a member of its board of directors from 2007 to 2011. He also served as Chief Executive Officer (part-time) of Hemodynamic Therapeutics, a private biopharmaceutical company previously affiliated with Cato BioVentures, from 2004 to 2009. From 2000 to 2001, Mr. Singh served as Managing Director of Start-Up Law, a management consulting firm serving biotechnology companies. Mr. Singh also served as Chief Business Officer of SciClone Pharmaceuticals (formerly Nasdaq: SCLN), a specialty pharmaceutical company, from 1993 to 2000, and as a corporate finance associate of Morrison & Foerster LLP, an international law firm, from 1991 to 1993. Mr. Singh earned a B.A., with honors, from the University of California, Berkeley, and a J.D. from the University of Maryland School of Law. Mr. Singh is a member of the State Bar of California.

We selected Mr. Singh to serve on our Board due to his substantial practical experience and expertise in multiple senior leadership roles with private and public biotechnology, pharmaceutical and medical device companies, and his extensive experience in corporate finance and capital markets, venture capital, corporate governance, drug development, intellectual property, regulatory affairs and strategic collaborations.

Shawn K. Singh, J.D. Chief Executive Officer and Director Age 62

DIRECTOR COMPENSATION

During our fiscal year ended March 31, 2025 (Fiscal 2025), our Board utilized the following director compensation plan for the non-executive members of our Board (the Director Compensation Plan).

	Current Schedule of Director Fees During Fiscal 2024 Effective January 1, 2024
Description	Cash(1)($)	Equity(2)
Director Annual Retainer	$50,000	Non-executive members of our Board will be entitled to the following equity awards: (i) a one-time grant of stock options upon appointment to the Board equal to 2x the annual grant otherwise payable to directors, and (ii) an annual grant of stock options equal to 0.046% of the Company's issued and outstanding common stock on the grant date. Annual awards will be granted to directors following the Company's annual meeting of stockholders.
Additional fee for Board Chair	$30,000
Audit Committee
Chair	$20,000
Member	$10,000
Compensation Committee
Chair	$10,000
Member	$5,000
Corporate Governance and Nominating Committee
Chair	$10,000
Member	$5,000

(1)	Cash fees payable in quarterly installments.

(2)	All Awards issued pursuant to the Director Compensation Plan will be issued pursuant to the 2019 Plan or a successor plan, if any. Each Award issued under the Director Compensation Plan will vest in equal monthly installments over a 12-month period beginning on the date of issuance..

2025 Director Compensation Table

The following table sets forth a summary of the compensation earned by our non-executive directors in Fiscal 2025.

Name	Fees Paid in Cash(1)	Option Awards(2)(3)	Other Compensation	Total

Margaret M. FitzPatrick, M.A.(4)	$90,000	$43,726	$—	$133,726
Ann M. Cunningham, MBA(5)	$52,500	$43,726	$—	$96,226
Joanne Curley, Ph.D.(6)	$55,000	$43,726	$—	$98,726
Jerry B. Gin, Ph.D., MBA(7)	$70,000	$43,726	$—	$113,726
Mary L. Rotunno, J.D.(8)	$70,000	$43,726	$—	$113,726
Jon S. Saxe, J.D., LL.M.(9)	$75,000	$43,726	$—	$118,726

(1)	The amounts shown in the table above represent fees earned for service on our Board, as well as service on our Audit Committee, Compensation Committee and/or Corporate Governance and Nominating Committee during Fiscal 2025, as applicable, which amounts were paid in full during Fiscal 2025.

(2)
The amounts shown in the “Option Awards” column do not represent any cash payments actually received by Ms. FitzPatrick, Ms. Cunningham, Dr. Curley, Dr. Gin, Ms. Rotunno or Mr. Saxe during Fiscal 2025. Rather, the amounts shown represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to each of Ms. FitzPatrick, Ms. Cunningham, Dr. Curley, Dr. Gin, Ms. Rotunno or Mr. Saxe during Fiscal 2025, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). To date, Ms. FitzPatrick, Ms. Cunningham, Dr. Curley, Dr. Gin, Ms. Rotunno or Mr. Saxe have not exercised any of the options granted during Fiscal 2025, and there can be no assurance that any of them will ever realize all or any portion of the full ASC 718 grant date fair value amounts presented above in the “Option Awards” column.

(3)	The table below provides information regarding the option awards we granted to our independent Board members, as well as to Ms. Cunningham, who is a non-executive, non-independent member of our Board, during Fiscal 2025 and the weighted average assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

	Option Grant
	9/6/2024	Total

Option Shares Granted
Ms. FitzPatrick	14,100	14,100
Ms. Cunningham	14,100	14,100
Dr. Curley	14,100	14,100
Dr. Gin	14,100	14,100
Ms. Rotunno	14,100	14,100
Mr. Saxe	14,100	14,100

Option Award Compensation
Ms. FitzPatrick	$43,726	$43,726
Ms. Cunningham	$43,726	$43,726
Dr. Curley	$43,726	$43,726
Dr. Gin	$43,726	$43,726
Ms. Rotunno	$43,726	$43,726
Mr. Saxe	$43,726	$43,726

Option Award Assumptions
Exercise price	$3.25
Grant date market price	$3.25
Risk free interest rate	3.49%
Expected term (years)	5.20
Volatility	131.73%
Dividend Rate	0.00%

Fair Value per share	$3.1
Aggregate option shares	84600

(4)	Ms. FitzPatrick was appointed to our Board in July 2021 and was appointed to serve as Chair of our Board in October 2023, Ms. FitzPatrick has also served as a member of our Corporate Governance and Nominating Committee since her appointment. On November 21, 2022, Ms. FitzPatrick was also appointed as a member of the Compensation Committee. At March 31, 2025, Ms. FitzPatrick held options to purchase 32,434 registered shares of our common stock, of which options to purchase 27,147 shares were exercisable.

(5)
Ms. Cunningham served as an independent member of our Board and as a member of our Corporate Governance and Nominating Committee from January 2019 through April 30, 2021. On May 1, 2021, Ms. Cunningham joined the Company as its Chief Commercial Officer (CCO) and served in such capacity through November 11, 2022. During the period in which she served as CCO, her service on the Corporate Governance and Nominating Committee terminated. Ms. Cunningham re-joined the Corporate Governance and Nominating Committee from November 2022 until voluntarily stepping down from the position in September 2024.

At March 31, 2025, Ms. Cunningham held options to purchase 51,603 registered shares of our common stock, of which options to purchase 45,900 shares were exercisable.

(6)	Dr. Curley was appointed to our Board in April 2021 and has also served as a member of our Corporate Governance and Nominating Committee since her appointment. At March 31, 2025, Dr. Curley held options to purchase 32,934 registered shares of our common stock, of which options to purchase 27,147 shares were exercisable.

(7)	Dr. Gin has served as a member of our Board and as a member of our Audit Committee since his appointment to the Board in 2016. Beginning in July 2021, he was also appointed as the chairperson of our Compensation Committee. At March 31, 2025, Dr. Gin beneficially held: (i) 13,334 shares of our common stock, which amount includes 6,667 shares held by Dr. Gin’s wife, and (ii) options to purchase 50,271 registered shares of our common stock, of which options to purchase 44,984 shares were exercisable.

On June 23, 2025, Dr. Gin notified the Board of his intention to retire from the Board and all Board committee positions held at the end of his current term, which expires at the Annual Meeting.

(8)	Ms. Rotunno was appointed to our Board in July 2021 and, since her appointment to the Board, serves as a member of our Audit Committee and as chairperson of the Corporate Governance and Nominating Committee. At March 31, 2025, Ms. Rotunno held options to purchase 32,434 registered shares of our common stock, of which options to purchase 27,147 shares were exercisable.

(9)	Mr. Saxe currently serves as Chair of our Audit Committee and as a member of our Compensation Committee, and previously served as Chairman of our Board until October 2023. At March 31, 2025, Mr. Saxe held (i) 1,858 shares of our common stock and (ii) options to purchase 49,437 registered shares of our common stock, of which options to purchase 44,150 shares were exercisable.

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met six times and acted by unanimous written consent two times during our fiscal year ended March 31, 2025. In addition, during the year ended March 31, 2025: (i) our Audit Committee met four times and acted by unanimous written consent once; (ii) our Compensation Committee met three times and acted by unanimous written consent four times; and (iii) our Corporate Governance and Nominating Committee met seven times. During Fiscal 2025, each of our directors attended at least 75% of the total number of meetings of our Board and the total number of all meetings of committees on which such director served, in each case during the periods in which they served.

We do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, but directors are encouraged to attend. We held our 2024 Annual Meeting in a virtual meeting format, for which all of our directors were in attendance.

Board Composition

Our Bylaws provide that our Board shall consist of not less than one and not more than seven directors, with the exact number fixed at seven. Our Board currently consists of seven members, and will decrease to six members at the Annual Meeting when Dr. Gin's retirement from our Board held takes effect at the end of his current term, which takes effect at the Annual Meeting.

In accordance with our Bylaws, the exact number of directors may only be amended by the vote or written consent of a majority of the outstanding shares of our voting securities. All actions of the Board require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

Director Independence

Our securities are currently listed on The Nasdaq Capital Market, which requires that a majority of our directors be “independent,” as such term is defined by Nasdaq Listing Rule 5605(a)(2). Accordingly, we evaluate director independence under the standards established by the SEC and the rules of The Nasdaq Stock Market.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three fiscal years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeds 5% of the recipient's gross revenues for that year, or $200,000, whichever is greater; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning her or his background, employment and affiliations, including family relationships, our Board has determined that, as of the date of this Proxy Statement, each of Ms. FitzPatrick, Dr. Curley, Dr. Gin, Mr. Saxe and Ms. Rotunno is “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). In addition, in mid-November 2025, the Board expects that Ms. Cunningham will become “independent” under Nasdaq Listing Rule 5605(a)(2), if she is re-elected to by stockholders for another term at the Annual Meeting.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant.

Board Committees and Charters

Our Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Directors currently serving on each committee of the Board, including positions held by Dr. Gin who intends to retire from the Board and all Board committee positions held at the end of his current term which expires at the Annual Meeting, are as follows:

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Margaret M. FitzPatrick, M.A.		Member	Member
Ann Cunningham, MBA
Joanne Curley, Ph.D.			Member
Jerry B. Gin, Ph.D.	Member	Chair
Mary L. Rotunno, J.D.	Member		Chair
Jon S. Saxe, J.D., LL.M.	Chair	Member

Appointed Board members serve on these committees until their resignation or until otherwise determined by our Board. In anticipation of Dr. Gin's expected retirement from the Board and all Board committee positions held at the Annual Meeting, our Board will consider appointment of other directors who are considered “independent” under Nasdaq Listing Rule 5605(a)(2) to fill Dr. Gin's committee positions.

Audit Committee

During our fiscal year ended March 31, 2025, the Audit Committee of our Board consisted of Mr. Saxe, who serves as the Audit Committee Chair, Dr. Gin and Ms. Rotunno. Mr. Saxe is our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and has certified that he possesses the requisite financial sophistication, as defined under applicable rules. The Audit Committee operates under a written charter. Our Audit Committee charter is available on our website at www.vistagen.com. Our Audit Committee is primarily responsible for, among other things, the following:

●	overseeing our accounting and financial reporting process;

●	overseeing certain areas of risk for the Company, including our cybersecurity;

●	selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

●	reviewing and approving scope of the annual audit and audit fees;

●	monitoring rotation of partners of independent auditors on engagement team as required by law;

●	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●	reviewing adequacy and effectiveness of internal control policies and procedures;

●	approving retention of independent auditors to perform any proposed permissible non-audit services;

●	overseeing internal audit functions and annually reviewing Audit Committee charter and committee performance; and

●	preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Compensation Committee

During our fiscal year ended March 31, 2025, the Compensation Committee of our Board was composed of Dr. Gin, who served as the Compensation Committee Chair, Ms. FitzPatrick and Mr. Saxe. Our Compensation Committee charter is available on our website at www.vistagen.com. Our Compensation Committee is primarily responsible for, among other things, the following:

●
reviewing and approving our compensation programs and arrangements applicable to our executive officers (as defined in Rule I 6a-I (f) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, including, without limitation, employment, severance, change of control and similar agreements or arrangements;

●	determining the philosophy and objectives of our executive officer compensation programs;

●	ensuring corporate performance measures and goals regarding executive officer compensation are set and determining the extent to which they are achieved, and any related compensation earned;

●	establishing goals and objectives relevant to Chief Executive Officer compensation and determining Chief Executive Officer compensation based on the performance evaluation conducted by the Corporate Governance and Nominating Committee;

●	with the assistance of our compensation consultant, ensure that our executive compensation programs are effective in attracting and retaining key employees and reinforcing business strategies and objectives for enhancing stockholder value, monitoring the administration of incentive-compensation plans and equity-based incentive plans as in effect and as adopted from time to time by the Board;

●	reviewing and approving any new equity compensation plan or any material change to an existing plan; and

●	reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.

Corporate Governance and Nominating Committee

During our fiscal year ended March 31, 2025, the Corporate Governance and Nominating Committee of our Board was composed of Ms. Rotunno, who served as the Corporate Governance and Nominating Committee Chair, Dr. Curley and Ms. FitzPatrick. Ms. Cunningham previously served on the Corporate Governance and Nominating Committee, and voluntarily stepped down from this role in September 2024. Our Corporate Governance and Nominating Committee charter is available on our website at www.vistagen.com. Our Corporate Governance and Nominating Committee is primarily responsible for, among other things, the following:

●	monitoring the size and composition of our Board;

●	managing periodic assessments of our Board;

●	making recommendations to our Board with respect to the nominations or elections of our directors;

●	conducting an annual evaluation of our Chief Executive Officer in light of corporate performance measures and goals set by the Compensation Committee;

●	reviewing the adequacy of our corporate governance policies and procedures and our Code of Business Conduct, and recommending any proposed changes to our Board for approval; and

●	considering any requests for waivers from our Code of Business Conduct and ensure that we disclose such waivers as may be required by the exchange on which we are listed, if any, and rules and regulations of the SEC.

 Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board currently consists of Dr. Gin, Ms. FitzPatrick and Mr. Saxe, each of whom is an independent, non-employee director. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with any executive officer or director of another entity.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chair of the Board. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and operation of the Company. The Chair of our Board provides guidance to the Chief Executive Officer, assists with setting the agenda for the Board meetings and presides over Board meetings. Although these roles are currently separate, the Board believes it should be able to freely select the Chair of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chair of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, outside legal counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Environmental, Social and Governance

We believe corporate responsibility is fundamental to our mission and we are committed to holding ourselves to high ethical standards. Beyond our quest to develop transformative treatment options to improve the lives of individuals underserved by the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, and multiple women’s health conditions, including vasomotor symptoms (hot flashes) associated with menopause, we strive to have a positive impact on our employees, our local communities, our stockholders, patients, healthcare providers, the healthcare ecosystem, and society as a whole.

Governance and Leadership

As a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a broad and diverse pipeline of clinical-stage product candidates from a new class of intranasal therapies called pherines, we believe creating an environment that allows our team to collectively thrive and achieve its full potential begins with our Board, which consists of directors with diverse and dynamic backgrounds in pharmaceutical research and development, commercial affairs, corporate finance, corporate governance, intellectual property, law, and strategic collaborations. Applying the Nasdaq Stock Market’s continued listing standards for director independence, five of our seven directors are considered independent. At the management level, we have built a team of highly experienced professionals that we believe provide us with a broad, diverse and inclusive corporate culture, while also providing the critical know-how necessary to allow us to achieve our mission, which includes developing and advancing a strategic environmental, social and governance (ESG) framework to guide our operations and to ensure that we continue to operate in a manner that is consistent with our mission to develop transformative treatment options to improve the lives of individuals underserved by the current standard of care for multiple highly prevalent indications.

Core Values and Ethics

We are committed to driving improvement and innovation in the care of patients underserved by the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, and multiple women’s health conditions, including vasomotor symptoms (hot flashes) associated with menopause. In this pursuit, our core values of integrity, compassion, teamwork, and excellence guide our internal processes and define our mission to radically improve mental health and physical health and well-being of individuals worldwide. In addition, all of our directors, officers and employees are responsible for upholding these values as set forth in our Code of Business Conduct, which forms the fundamental foundation of our policies and practices. Our Code of Business Conduct is available on our website at www.vistagen.com.

Environmental Commitment

We are committed to protecting the environment and attempt to mitigate any negative impact of our operations. We strive to address the environmental impacts of the building in which we operate and minimize waste by reducing our use of paper by operating primarily in a digital environment. We have safety protocols in place for handling biohazardous waste in our labs, and we use third-party vendors for biohazardous waste and chemical disposal.

Code of Business Conduct

We have adopted a Code of Business Conduct applicable to our employees, officers and directors. Our Code of Business Conduct is available on our website at www.vistagen.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct, or waivers of these provisions, on our website or in filings with the SEC under the Exchange Act.

Policy on Equity Ownership

We do not have a policy on equity ownership at this time. However, as illustrated in the “Security Ownership of Management and Certain Beneficial Owners” table on page 39, each of our NEOs and directors are beneficial owners of our common stock.

Compensation Recovery and Clawback Policy

In October 2023, our Board adopted our Policy for Recovery of Erroneously Awarded Compensation (the Clawback Policy), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of, and consultants and contractors to us or any of our subsidiaries are subject to our Insider Trading Policy, a copy of which is filed as Exhibit 19.1 to our Annual Report, filed with the SEC on June 17, 2025. The policy prohibits the unauthorized disclosure of any non-public information acquired in the workplace, and the misuse of material non-public information in securities trading. The policy also includes specific anti-hedging provisions.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to our Insider Trading Policy must refrain from the purchase or sale of our securities except in limited and designated trading windows or pursuant to to certain exclusions enumerated in the Insider Trading Policy, including preapproved 10b5-1 trading plans, exercises of stock options or other equity awards, surrender of shares to the Company in payment of the exercise price of stock options or in satisfaction of certain eligible tax withholding obligations, or periodic contributions to the Company’s 2019 Employee Stock Purchase Plan, as amended. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

Vistagen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC. This Say-on-Pay proposal is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), which added Section 14A to the Exchange Act.

Our executive compensation program is designed to attract key employees and to retain, motivate and reward our NEOs for their performance and contribution to our operations and long-term success. Under these programs, our NEOs are rewarded for the achievement of corporate and individual performance objectives, and our NEOs’ incentives are intended to be aligned with stockholder value creation. These goals may include the achievement of specific financial or corporate development goals, including, but not limited to, research and development goals. In addition, our Compensation Committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development, as well as the advancement of our research and development programs.

The “Executive Compensation” section beginning on page 26 below describes our executive compensation programs and the decisions made by our Board’s Compensation Committee with respect to our fiscal years ended March 31, 2025 and 2024. In general, we seek to implement a pay mix for our NEOs that is aligned with our peer group, providing a competitive salary with a significant portion of compensation awarded for achievement of corporate performance measures.

As an advisory vote, the outcome of this proposal is not binding. The outcome of this Say-on-Pay proposal does not overrule any prior or future decision by the Company, the Board, or the Board's Compensation Committee, create or imply any change to the fiduciary duties of the Company or the Board, or create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Board's Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders of Vistagen Therapeutics, Inc., pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.

Vote Required and Recommendation

On this non-binding advisory matter, the affirmative vote of at least a majority of the votes cast, whether in person or by proxy, at the Annual Meeting is required to approve this Proposal No. 2 (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes will have no effect on this Proposal No. 2 as they are not considered votes cast for the foregoing purposes.

Our Board unanimously recommends that stockholders vote “FOR” the non-binding advisory resolution above, approving of the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Shawn K. Singh, J.D.	62	President, Chief Executive Officer and Director
Cynthia L. Anderson, CPA	56	Vice President and Chief Financial Officer
Reid G. Adler, J.D.	71	Chief Legal Officer
Elissa Cote	50	Chief Corporate Development Officer
Joshua S. Prince, MBA	54	Chief Operating Officer

Shawn K. Singh, J.D. Please see Mr. Singh’s biography on page 12 of this Proxy Statement, under the section titled “Directors.”

Cynthia L. Anderson, CPA has served as our Chief Financial Officer since August 2023 and as Treasurer since December 2024. Ms. Anderson has over 15 years of senior leadership experience in the biopharmaceutical industry. Prior to joining the Company, Ms. Anderson served as Chief Accounting Officer for Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a position she held from 2019 to 2023. From 2011 to 2019, Ms. Anderson served in senior financial reporting roles at Alexion Pharmaceuticals, Inc. Ms. Anderson also previously served as an Audit Senior Manager at Ernst & Young LLP and in various audit roles at PricewaterhouseCoopers LLP. Ms. Anderson holds a B.S. in Business Administration from the University of Connecticut, and a Master of Science in Accounting from the University of Texas at Dallas. She is a certified public accountant, having earned that status in Texas.

Reid G. Adler, J.D. has served as our Chief Legal Officer since May 2022. Prior to joining the Company, Mr. Adler was in private law practice from 2011 to 2022, during which time he founded Capital Technology Law Group in 2019 and served as co-managing partner. While in private practice, Mr. Adler represented the Company with respect to certain technology transactions and intellectual property matters. In addition to his duties with Capital Technology Law Group, Mr. Adler founded Innovation Matters in 2009, a provider of strategic business courses and training resources for innovative management practices and served as Principal of Innovation Matters from 2009 to 2022. Mr. Adler’s career also includes experience as a partner of two international law firms, Morrison & Foerster and Morgan Lewis, as well as general counsel to the pioneering J. Craig Venter Institute for Genomics. In addition, Mr. Adler was the founding director of the National Institutes of Health, Office of Technology Transfer, where he recruited a team of over 40 people involved in the translation of research projects into health care products. Mr. Adler holds a B.S. in Chemistry from the University of Maryland and a J.D. from George Washington University.

Elissa Cote has served as our Chief Corporate Development Officer since June 2025. Ms. Cote brings with her seasoned leadership and broad experience across small to large-cap public biopharmaceutical companies, with a strong track record in strategic, transactional, and operational roles. Her therapeutic expertise spans neuropsychiatry, central nervous system disorders, immunology, infectious diseases, and more. Since 2022 and prior to joining Vistagen, Ms. Cote served as fractional Chief Business Officer and strategic advisor to several biopharmaceutical clients. From 2015 to 2022, Ms. Cote served in multiple senior-level roles at Mallinckrodt Pharmaceuticals and Sucampo Pharmaceuticals (acquired by Mallinckrodt Pharmaceuticals in 2018), including Chief Strategy and Business Development Officer, where she led business development, licensing transactions, and strategic divestitures aligned with the global enterprise strategy. Ms. Cote has also held leadership positions and roles of increasing responsibility MedImmune Inc., the global biologics division of AstraZeneca PLC. Earlier in her career, Ms. Cote was a management consultant with Accenture plc. Ms. Cote holds a B.A. from Union College and a Corporate M&A certification from Columbia Business School.

Joshua S. Prince, MBA, has served as our Chief Operating Officer since October 2023 and served as our Senior Vice President, Business Operations, from November 2021 until October 2023. Mr. Prince has over 20 years of experience in the pharmaceutical industry. Throughout his career, he has developed extensive expertise from early development through commercial launch of pharmaceuticals across a range of therapeutic areas. Prior to joining the Company, Mr. Prince held multiple positions at CSL Behring (ASX: CSL), Teva Pharmaceuticals (NYSE: TEVA), and AstraZeneca PLC (Nasdaq: AZN), including North American Lead, Commercial Insight and Analytics, Senior Director of CNS Global Insight, and Director of Forecasting & Performance Analytics. Mr. Prince holds a B.S. in Mechanical Engineering from the University of Missouri-Rolla, and an MBA from The Pennsylvania State University.

Stockholder Engagement and “Say-on-Pay” Voting

The Company is committed to engagement with its stockholders. We review any feedback we receive from our stockholders about our executive compensation program, including through the Say-on-Pay advisory vote, discussed below, to ensure that we understand key matters of interest to them, and to enable us to take that feedback into consideration for our compensation decisions.

At our 2024 Annual Meeting of Stockholders, we held a non-binding advisory vote on executive compensation. This Say-on-Pay advisory vote received overwhelming support from our stockholders, with over 94% of votes cast in support of the proposal (excluding broker non-votes and abstentions). The Compensation Committee believes this vote demonstrated our stockholders’ positive view of our overall compensation philosophy and the appropriateness of our executive compensation structure.

Our Fiscal 2025 Named Executive Officers

Our NEOs for the fiscal year ended March 31, 2025, consist of our principal executive officer, our principal financial officer and our two other most highly compensated executive officers during Fiscal 2025. Our NEOs for Fiscal 2025 were:

●	Shawn K. Singh, J.D., our President, Chief Executive Officer and member of our Board;

●	Cynthia L. Anderson, CPA, our Chief Financial Officer and Treasurer;

●	Reid G. Adler, J.D., our Chief Legal Officer;

●	Joshua S. Prince, MBA, our Chief Operating Officer.

Our Compensation Philosophy

Our compensation philosophy is designed to attract, retain, motivate and reward our NEOs for their performance and contribution to our operations and long-term success. Our Board, through the Compensation Committee, seeks to compensate our executive officers by a mix of cash that is awarded upon achievement of corporate-wide and, to a lesser extent, individual performance objectives, and retention-focused equity incentives, in order to align our NEOs’ incentives with opportunities for stockholder value creation.

The Compensation Committee makes decisions regarding salaries, annual cash bonus payments, if any, and equity incentive compensation, if any, for our NEOs, approves the compensation philosophy for our NEOs, which includes target payouts for the achievement of pre-determined corporate-wide goals and objectives. The Compensation Committee solicits input from our executive compensation consultant regarding the compensation of our NEOs, as well as from our Chief Executive Officer regarding the performance of our non-NEO executive officers. Finally, the Compensation Committee also administers our incentive compensation and benefit plans, including the Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended (2019 Plan) and the 2019 Employee Stock Purchase Plan, as amended (2019 ESPP).

Compensation Components

As a general rule, and when possible and appropriate, taking into account the Company’s financial condition and other related facts and circumstances, our compensation consists primarily of three elements: base salary, annual cash bonus, and long-term equity incentives consisting of stock option grants. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our NEOs are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by companies in our peer group for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. A NEO’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy and peer group-based input from our compensation consultant.

Base salaries are reviewed periodically as deemed necessary by the Compensation Committee and increased for merit reasons, based on a NEO’s or other executive officer’s success in meeting or exceeding individual objectives. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of a NEO’s or other executive officer’s role or responsibilities. During Fiscal 2025, the Compensation Committee adjusted base salaries for Ms. Anderson and for Mr. Prince, so as to align them with our overall compensation philosophy and certain peer group-based input.

Annual Bonus

Using our compensation philosophy as a guide, the Compensation Committee assesses each NEO’s contribution to achieving our corporate-wide goals and overall corporate performance for the applicable year when considering annual discretionary cash bonus payments. Payment of any cash bonus is determined in the sole discretion of our Compensation Committee. Should the Compensation Committee approve of any annual cash bonus payments, the amount of the cash bonus depends on the level of achievement of corporate and/or individual performance goals, with a target bonus generally set as a percentage of base salary. Currently, at the discretion of our Compensation Committee, our CEO is eligible to receive an annual cash bonus of up to 50% of his base salary and each of our other NEOs is eligible to receive annual cash bonuses of up to 45% of their base salary.

Fiscal 2025. For Fiscal 2025, our Compensation Committee determined that the Company continued to advance the development of five clinical-stage intranasal pherine product candidates, including fasedienol, the Company’s lead product candidate in a U.S. registration-directed Phase 3 development program for the acute treatment of social anxiety disorder (SAD). The following milestones achieved by the Company during Fiscal 2025 were considered by the Compensation Committee when determining the appropriate payout of discretionary cash bonuses for our NEOs:

●	advancement of the PALISADE-3 Phase 3 trial of fasedienol;

●
initiation of the remaining key components of the Company’s U.S. registration-directed PALISADE Program, including initiating both the PALISADE-4 Phase 3 trial and the PALISADE repeat dose study, and other nonclinical studies for fasedienol;

●
advancement of certain elements of the U.S. Investigational New Drug (IND)-enabling programs to facilitate additional potential Phase 2 development of itruvone for major depressive disorder and PH80 for vasomotor symptoms (hot flashes) due to menopause; and

●	management of corporate expenses and other general and administrative goals.

The Compensation Committee also determined that the Company was not able to fully achieve certain of the corporate goals set for Fiscal 2025 due to certain unforeseen delays in development programs for product candidates other than fasedienol and other factors beyond the Company’s control. As such, the Compensation Committee determined that the Company achieved an aggregate total of 85% of its Fiscal 2025 corporate goals.

For NEOs other than Mr. Singh, the Compensation Committee considered achievement of certain individual performance goals alongside the Fiscal 2025 corporate goals, resulting in the awarding of 100% of the respective discretionary cash bonus opportunities to Ms. Anderson, Mr. Adler and Mr. Prince. For Mr. Singh, the Compensation Committee customarily aligned the payment of Mr. Singh’s discretionary cash bonus solely with the Company's achievement of the Fiscal 2025 corporate goals, resulting in the payment of 85% of his annual discretionary cash bonus.

Fiscal 2024. For the fiscal year ended March 31, 2024 (Fiscal 2024), the following three significant corporate milestones were among the factors supporting NEO compensation-related decisions: (i) the substantial progress in our U.S. registration-directed PALISADE program for our lead pherine drug candidate, fasedienol, for the acute treatment of social anxiety disorder (SAD), including from our PALISADE-2 Phase 3 trial, which was the first-ever positive, statistically significant Phase 3 public speaking challenge study of an investigational agent for the acute treatment of SAD, reported in the second fiscal quarter of Fiscal 2024; (ii) completion of public financing with aggregate net proceeds to the Company totaling approximately $125 million in Fiscal 2024, including an underwritten public offering of Company equity securities in the third fiscal quarter of Fiscal 2024 resulting in net proceeds to us of $93.5 million; and (iii) initiation of our PALISADE-3 Phase 3 trial of fasedienol for the acute treatment of SAD in the fourth fiscal quarter of Fiscal 2024. Each of these milestones primarily enabled the Company to make substantial progress in its U.S. registration-directed PALISADE Phase 3 program for fasedienol as a first-in-class and fundamentally differentiated acute treatment of anxiety for adults with SAD and also allowed the Company to advance the development of certain other clinical-stage product candidates in our neuroscience pipeline. As a result, the Compensation Committee awarded each of Fiscal 2024 NEOs 100% of their then-current respective cash bonus opportunities, as adjusted for those NEOs who joined the Company during Fiscal 2024.

Long-Term Equity Incentives

The Compensation Committee believes that to attract, retain and incentivize management, employees and independent directors, the compensation paid to these persons should include non-cash equity-based compensation that is competitive with peer companies. The Compensation Committee, in consultation with our overall compensation philosophy and peer group-based input from our compensation consultant, determines the amount and terms of equity-based compensation granted to our NEOs, employees and non-employee directors. Any long-term equity compensation granted to our NEOs, employees and non-employee directors does not represent cash payments made to such individuals, and there is no guarantee that any recipients of equity awards granted as long-term equity compensation will realize any cash value as a result of the equity awards.

Historically, our Compensation Committee has approved of the issuance of stock options as long-term equity incentives designed to retain and incentivize our NEOs and employees. As such, stock options granted to our NEOs and other employees during Fiscal 2024 and Fiscal 2025 have a term of ten years, an exercise price that was at least 100% of the market price of our common stock on the grant date and a four-year vesting schedule that begins one-year after the grant date.

Stock Option Awards to Our NEOs in Fiscal 2024 and Fiscal 2025. Because we had a limited number of shares available for issuance under our 2019 Plan during Fiscal 2024, at the recommendation of our CEO, our Compensation Committee elected to utilize substantially all of the available shares under the 2019 Plan for stock option grants to current and newly-hired employees of the Company, rather than to any NEOs, as we continued to advance our U.S. registration-directed PALISADE program for fasedienol in SAD. Accordingly, the Compensation Committee did not grant stock options or any other equity incentives to any of our NEOs in Fiscal 2024, other than a new-hire stock option award granted to Ms. Anderson upon commencement of her employment as our Chief Financial Officer in August 2023.

To address the limited number of shares available for issuance under our 2019 Plan, our Board recommended, and our stockholders approved at a special meeting of stockholders held on May 29, 2024 (the Special Meeting), an amendment to the 2019 Plan to increase the number of shares of common stock available for issuance thereunder from 1.0 million shares to 5.0 million shares. Subsequent to the Special Meeting and during Fiscal 2025, our Compensation Committee, in consultation with our overall compensation philosophy and peer group-based input from our compensation consultant, granted equity awards to our NEOs in order to align the long-term interests of our NEOs with our stockholders. The grant date fair value of these stock option awards is reflected in the Summary Compensation Table below.

Subsequent to the end of Fiscal 2025, our Compensation Committee awarded stock options to each of our NEOs in accordance with our long-term equity incentive philosophy to retain and align our NEOs with the long-term interest of our stockholders. The grant date fair value of these stock option awards will appear in the summary compensation table for the fiscal year ending March 31, 2026 for the identified NEOs during the same period.

2025 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in Fiscal 2025 and Fiscal 2024.

	Fiscal		Salary		Bonus(1)	Option Awards(2)		Total
Name and Principal Position	Year		($)		($)	($)		($)
Shawn K. Singh, J.D.	2025		650,000		276,250	1,551,432	(3)	2,477,682
President, Chief Executive Officer and Director	2024		622,917		325,000	-		947,917

Cynthia L. Anderson, CPA	2025		443,750		198,450	465,256	(3)	1,107,456
Chief Financial Officer and Treasurer	2024		261,198	(4)	130,000	42,993	(5)	434,191

Reid G. Adler, J.D.	2025		450,000		198,450	527,357	(3)	1,175,807
Chief Legal Officer	2024		450,000		225,000	-		675,000

Joshua S. Prince, MBA	2025		410,000		183,015	465,235	(3)	1,058,250
Chief Operating Officer	2024	(6)	368,437		200,000	-		568,437

(1)	Amounts reported in the Bonus column for Fiscal 2025 and Fiscal 2024 reflect bonuses awarded by the Compensation Committee that were earned in the same period.

(2)
The amounts shown in the “Option Awards” column do not represent any cash payments actually received by any NEO during Fiscal 2025. Rather, the amounts shown represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to the NEOs during the fiscal year presented, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718).

(3)	The following below provides information regarding the stock option awards granted to our NEOs in Fiscal 2025 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards.

Option Award Compensation	Option Grant
Fiscal Year Ended March 31, 2025	6/24/2024
Mr. Singh	500,000
Ms. Anderson	150,000
Mr. Adler	170,000
Mr. Prince	150,000

Option Award Compensation	Option Grant
Fiscal Year Ended March 31, 2025	6/24/2024
Mr. Singh	$1,551,432
Ms. Anderson	$465,256
Mr. Adler	$527,357
Mr. Prince	$465,235

Option Award Assumptions –	Option Grant
Fiscal Year Ended March 31, 2025	6/24/2024
Market price per share	$3.25
Exercise price per share	$3.25
Risk-free interest rate	4.22%
Volatility	167.17%
Expected term (years)	5.77
Dividend rate	0.0%
Fair value per share	$3.10
Aggregate shares	970,000

(4)	Ms. Anderson was appointed as the Company’s Chief Financial Officer in August 2023. As such, base salary paid to Ms. Anderson is for services rendered during a portion of Fiscal 2024.

(5)	Ms. Anderson received a grant of options to purchase 8,333 registered shares of our common stock upon commencement of her employment by the Company in August 2023. The table below provides information regarding the stock option granted to Ms. Anderson upon commencement of her employment by the Company during Fiscal 2024 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair value of her new-hire award.

Option Award Compensation	Option Grant
Fiscal Year Ended March 31, 2024	8/21/2023
Ms. Anderson	$42,993

Option Award Assumptions –	Option Grant
Fiscal Year Ended March 31, 2024	8/21/2023
Market price per share	$5.34
Exercise price per share	$5.34
Risk-free interest rate	4.39%
Volatility	167.68%
Expected term (years)	6.08
Dividend rate	0.0%
Fair value per share	$5.1594
Aggregate shares	8,333

(6)	Mr. Prince was appointed as the Company’s Chief Operating Officer in October 2023. Prior to this appointment, Mr. Prince served as the Company’s Senior Vice President, Business Operations.

Benefit Plans

401(k) Plan

We maintain, through a registered agent, a retirement and deferred savings plan for our officers and employees. This plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code (Code). The retirement and deferred savings plan provides that each participant may contribute a portion of her or his pre-tax compensation, subject to statutory limits. Under the plan, each employee is fully vested in her or his deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions subject to established limits and a vesting schedule. To date, we have not made any discretionary contributions to the retirement and deferred savings plan on behalf of any participating officers or employees.

2019 Employee Stock Purchase Plan

Following the approval of the 2019 ESPP by our stockholders in September 2019, the 2019 ESPP became operational effective January 1, 2020. Under our 2019 ESPP, shares of our common stock are available for purchase by eligible officers and employees, including our NEOs, each of whom participates in the 2019 ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of our common stock at a discount to the market price during periodic option periods under the 2019 ESPP. The table below indicates the number of shares purchased by each of our Fiscal 2025 NEOs and the per share purchase price for each option period completed in Fiscal 2025 and Fiscal 2024.

As a result of certain limitations in the 2019 ESPP, participating employees were only permitted to purchase up to a maximum of 5,000 shares of common stock in each periodic option period, which amount was adjusted to a maximum 167 shares per period to reflect the impact of the 1-for-30 reverse split of our common stock on June 6, 2023 (Reverse Split). In March 2024, our Compensation Committee removed this limitation. Participation in the 2019 ESPP is now subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of his or her compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●	A participant cannot accrue rights to purchase more than a maximum of $25,000 of common stock (valued at the grant date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and
●	A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own common stock and/or hold outstanding options to purchase common stock constituting 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

The $25,000 annual purchase limit and the 5% ownership limit referred to above are required under the Internal Revenue Code of 1986, as amended (the Code).

Unless otherwise noted, all share references and related purchase prices have been revised to give effect to the Reverse Split.

	Semi-Annual Purchase Period Ended
	June 30, 2023	December 31, 2023	June 30, 2024	December 31, 2024
Per share purchase price	$1.59	$4.37	$2.958	$2.5075
Shares purchased by:
Mr. Singh(1)	167	167	4,854	-
Ms. Anderson (2)	-	-	3,592	2,592
Mr. Adler (1)	167	167	4,854	-
Mr. Prince	-	-	2,671	3,310

(1)	Both Mr. Singh and Mr. Adler met the annual purchase limit of $25,000 under the Code with their respective purchases for the June 30, 2024 purchase period. As such, pursuant to the Code, they were not eligible to make any additional purchases during the December 31, 2024 purchase period.

(2)	Ms. Anderson joined the Company in August 2023, and, as such, was not eligible to participate in the 2019 ESPP until the purchase option period ending June 30, 2024.

Outstanding Equity Awards at March 31, 2025

The following table provides information regarding outstanding equity awards held by each of our Fiscal 2025 NEOs as of the end of Fiscal 2025 on March 31, 2025, consisting exclusively of stock options.

	Stock Options at March 31, 2025
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Exercise Price ($)	Expiration Date
Shawn K. Singh, J.D.	6,667	—		$45.00	6/19/2026
	3,334	—		$45.00	11/9/2026
	5,834	—		$45.00	4/26/2027
	4,167	—		$46.80	9/19/2027
	10,000	—		$34.80	2/2/2028
	7,334	—		$51.00	1/14/2029
	2,667	—		$30.00	5/23/2029
	2,334	—		$30.00	9/5/2029
	10,001	—		$42.30	10/21/2029
	10,001	—		$11.94	4/23/2030
	10,001	—		$53.10	12/30/2030
	10,001	—		$41.10	3/1/2032
	125,000	375,000	(1)	$3.23	6/24/2034
Total:	207,341	375,000

Cynthia L. Anderson, CPA	3,298	5,035	(2)	$5.34	8/21/2033
	37,500	112,500	(3)	$3.23	6/24/2024
Total:	40,798	117,535

Reid G. Adler, J.D.(2)	1,667	—		$46.80	9/19/2027
	834	—		$34.80	2/2/2028
	667	—		$30.00	5/23/2029
	834	—		$42.30	10/21/2029
	834	—		$11.94	4/23/2030
	1,667	—		$82.20	7/16/2031
	1,667	—		$41.10	3/1/2032
	4,724	1,943	(5)	$38.40	5/2/2032
	42,500	127,500	(6)	$3.23	6/24/2024
Total:	55,394	129,443

Joshua S. Prince, MBA	2,920	2,080	(7)	$64.50	11/15/2031
	3,334	—		$41.10	3/1/2032
	1,670	3,331	(8)	$4.44	11/16/2032
	37,500	112,500	(9)	$3.23	6/24/2024
Total:	47,923	115,412

(1)	Represents an option to purchase 500,000 shares of our common stock at $3.23 per share granted on June 24, 2024 when the market price of our common stock was $3.23 per share. The option will vest in equal monthly installments over a three-year period and become fully vested on June 24, 2027, when all shares granted will be fully exercisable.

(2)	Represents an option to purchase shares of our common stock at $5.34 per share granted on August 21, 2023 when the market price of our common stock was $5.34 per share. The option will become exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through August 21, 2027, when all shares granted will be fully exercisable.

(3)	Represents an option to purchase 150,000 shares of our common stock at $3.23 per share granted on June 24, 2024 when the market price of our common stock was $3.23 per share. The option will vest in equal monthly installments over a three-year period and become fully vested on June 24, 2027, when all shares granted will be fully exercisable.

(4)	All options held by Mr. Adler to purchase shares of our common stock reflected in this table as expiring on or before March 1, 2032 were awarded to him for services to the Company as a legal advisor prior to his employment by the Company effective May 2, 2022.

(5)	Represents an option to purchase 6,667 shares of our common stock at $38.40 per share granted to Mr. Adler upon commencement of his employment by the Company on May 2, 2022 when the market price of our common stock was $38.40 per share. The option became exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through May 2, 2026, when all shares granted will be fully exercisable.

(6)	Represents an option to purchase 170,000 shares of our common stock at $3.23 per share granted on June 24, 2024 when the market price of our common stock was $3.23 per share. The option will vest in equal monthly installments over a three-year period and become fully vested on June 24, 2027, when all shares granted will be fully exercisable.

(7)	Represents an option to purchase shares of our common stock at $64.50 per share granted on November 15, 2021 when the market price of our common stock was $64.50 per share. The option will become exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through November 15, 2025, when all shares granted will be fully exercisable.

(8)	Represents an option to purchase 150,000 shares of our common stock at $3.23 per share granted on June 24, 2024 when the market price of our common stock was $3.23 per share. The option will vest in equal monthly installments over a three-year period and become fully vested on June 24, 2027, when all shares granted will be fully exercisable.

(9)	Represents an option to purchase shares of our common stock at $4.437 per share granted on November 16, 2022 when the market price of our common stock was $4.437 per share. The option will become exercisable for 25% of the shares granted on the first anniversary of the grant date, with the remaining 75% of the shares becoming exercisable ratably monthly through November 16, 2026, when all shares granted will be fully exercisable.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

Option grants to employees, executive officers and non-employee directors are made by the Compensation Committee under the 2019 Plan from time to time, as determined by the Compensation Committee. We do not have any formal policy that requires the Company to grant, or avoid granting, equity-based compensation at certain times. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. The timing of any equity grants to executive officers or directors in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).

During Fiscal 2025, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Employment Agreements and Arrangements

We have an employment agreement with Mr. Singh, the material terms of which are described below. Aside from Mr. Singh, we have not entered into an employment agreement with any of our NEOs. Instead, offer letters provided to Ms. Anderson and Messrs. Adler and Prince prior to the commencement of their employment by the Company contain certain compensation details.

Agreement with Mr. Singh

We entered into an employment agreement with Mr. Singh on April 28, 2010. Under this employment agreement, as amended on June 22, 2016, Mr. Singh’s base salary was increased from $347,500 per year to $395,000 per year, effective June 16, 2016. The Compensation Committee subsequently adjusted Mr. Singh’s base annual salary to $477,000 effective in July 2018, to $498,000 effective in April 2019, to $550,000 effective in January 2021, to $600,000 effective in January 2022 and to $650,000 effective in October 2023. Under his employment agreement, Mr. Singh is eligible to receive an annual incentive cash bonus of up to 50% of his base salary. Mr. Singh was awarded a cash bonus of $325,000 during Fiscal 2024 for the attainment of multiple performance-based objectives. At the recommendation of Mr. Singh for strategic cash-preservation purposes, the Compensation Committee did not award Mr. Singh or any of our other NEOs a cash bonus in Fiscal 2023. The award of Mr. Singh’s incentive cash bonus, if any, is at the discretion of the Compensation Committee. In the event we terminate Mr. Singh’s employment without cause, he is entitled to receive severance in an amount equal to:

●	twelve months of his then-current base salary payable in the form of salary continuation;

●	a pro-rated portion of the incentive cash bonus that the Board of Directors determines in good faith that Mr. Singh earned prior to such termination; and

●
such amounts required to reimburse him for Consolidated Omnibus Budget Reconciliation Act (COBRA) payments for continuation of his medical health benefits for a twelve-month period from such termination.

In addition, in the event Mr. Singh terminates his employment with “good reason” following a “change of control” (each as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Change of Control Provisions

Pursuant to his employment agreement, Mr. Singh is entitled to severance if he terminates his employment for good reason after a change of control. Under his agreement, “good reason” means any of the following events, if we affect the event without Mr. Singh’s consent (subject to our right to cure):

●	a material reduction in his responsibility; or

●	a material reduction in his base salary except for reductions that are comparable to reductions generally applicable to similarly situated executives the Company.

In the event we terminate Mr. Singh without cause within twelve months of a change of control, his remaining unvested option shares become fully vested and exercisable. Upon a change of control in which the successor corporation does not assume Mr. Singh’s stock options, the stock options granted to him become fully vested and exercisable.

A change of control occurs under Mr. Singh’s employment agreement when: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) a sale of substantially all of the Company’s assets; or (iii) any merger or reorganization of the Company whether or not another entity is the survivor, pursuant to which the holders of all the shares of capital stock of the Company outstanding prior to the transaction hold, as a group, fewer than 50% of the shares of capital stock of the Company outstanding after the transaction.

In the event that, following termination of employment, amounts are payable to Mr. Singh pursuant to his employment agreement, his eligibility for severance is conditioned on his having first signed a release agreement.

The estimated amount that could be paid by the Company to Mr. Singh, assuming that a change of control occurred on the last business day of our current fiscal year, is $650,000, excluding any pro-rated portion of an annual or periodic bonus and the imputed value of accelerated vesting of stock options, if any.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to our Chief Executive Officer, who serves as our Principal Executive Officer (PEO), and other NEOs (Other NEOs or Non-PEOs), and certain measures of financial performance for Fiscal 2023, Fiscal 2024 and Fiscal 2025. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Total for Non- PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial $100 Investment based on Total Stockholder Return(5)	Net Income (Loss) Attributable to Common Stockholders ($)
Fiscal 2025	$2,477,682	$2,063,866	$1,113,838	$982,081	$7.25	$(51,418,000)
Fiscal 2024	$947,917	$1,175,054	$559,209	$575,433	$8.42	$(29,362,000)
Fiscal 2023	$600,000	$225,350	$493,409	$304,160	$5.85	$(59,247,700)

(1)	Shawn K. Singh, J.D. served as our PEO for each of Fiscal 2025, Fiscal 2024 and Fiscal 2023.

(2)
The following amounts were added to and deducted from the Summary Compensation Table (SCT) amount to determine the compensation actually paid to the PEO as determined in accordance with SEC regulations:

Adjustments to Determine Compensation “Actually Paid”	Fiscal 2025	Fiscal 2024	Fiscal 2023
Deduction for amount reported under the “Stock Awards” column in the SCT	$-	$-	$-
Deduction for amount reported under the “Option Awards” column in the SCT	(1,551,432)	-	-
Increase for the fair value of awards granted during year that remain unvested as of year-end	865,150	-	-
Increase for the fair value of awards granted during year that remain vested as of year-end	288,223	-	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year-end that were outstanding and unvested as of year-end	-	222,115	(87,164)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year-end that vested during year	(15,758)	5,022	(287,486)
Deduction of fair value of awards granted prior to year-end that were forfeited during year	-	-	-
Increase based upon incremental fair value of awards modified during year	-	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award.	-	-	-
Total Adjustments	$(413,817)	$227,137	$(374,650)

(3)	For Fiscal 2025 and Fiscal 2024, our other NEOs consisted of Cynthia L. Anderson, Reid G. Adler and Joshua S. Prince. For Fiscal 2023, our other NEOs consisted of Jerrold D. Dotson, CPA, our former Chief Financial Officer, and Mr. Adler.

(4)	For our other NEOs, the following amounts were added and deducted to the SCT amount to determine the average compensation “actually paid” as determined in accordance with SEC regulations.

Adjustments to Determine Compensation “Actually Paid”	Fiscal 2025	Fiscal 2024	Fiscal 2023
Deduction for amount reported under the “Stock Awards” column in the SCT	$-	$-	$-
Deduction for amount reported under the “Option Awards” column in the SCT	(485,949)	(14,331)	(90,284)
Increase for the fair value of awards granted during year that remain unvested as of year-end	275,840	14,331	4,306
Increase for the fair value of awards granted during year that remain vested as of year-end	91,798	-	-
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year-end that were outstanding and unvested as of year-end	(6,885)	7,945	(19,664)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year-end that vested during year	(6,560)	8,279	(83,607)
Deduction of fair value of awards granted prior to year-end that were forfeited during year	-	-	-
Increase based upon incremental fair value of awards modified during year	-	-	-
Increase based on dividends or other earnings paid during year prior to vesting date of award.	-	-	-
Total Adjustments	$(131,756)	$16,224	$(189,249)

Fair values used in the determination of CAP are determined using the same methodology as used for determining grant date fair values in our financial statements. Specifically, the fair value of option awards was calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation, and does not reflect any amounts actually paid to or actually realized by Messrs. Dotson or Adler. The fair value of the option awards used in the determination of CAP was estimated using the Black-Scholes option pricing model and valuation assumptions reflecting the closing price of our common stock and related assumptions on the respective valuation dates. The grant date valuation assumptions used in the valuation of option awards may be found in the applicable footnotes to the SCT on page 26 above.

(5)	Assumes $100 invested in our common stock on March 31, 2022, and calculated based on the difference between the closing price of our common stock, as reported on The Nasdaq Capital Market, on March 31, 2025, March 31, 2024 and 2023, the end and beginning of the measurement period, respectively, and adjusted to give effect to the Reverse Split completed in June 2023.

Relationship Between Compensation Actually Paid and Performance

We generally seek to incentivize a mix between current and long-term performance and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay Versus Performance table. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the relationship between the Company’s performance and the compensation of our NEOs.

The graphs below describe the relationship between compensation actually paid to our NEOs and the Company’s cumulative Total Shareholder Return and net loss.

Compensation Actually Paid and Total Stockholder Return

Compensation Actually Paid vs. Total Stockholder Return
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
(In Dollars)
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
Total Stockholder Return
(In Dollars)
$5.85
$8.42
$7.25
2023
2024
2025
PEO
Average of Non-PEO NEOs
TSR

Compensation Actually Paid and Net Loss

Compensation Actually Paid vs. Net Loss
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
(In Dollars)
$-
$(10)
$(20)
$(30)
$(40)
$(50)
$(60)
$(70)
Net Loss
(In Million Dollars)
$(59.2)M
$(29.4)M
$(51.4)M
2023
2024
2025
PEO
Average of Non-PEO NEOs
Net Loss

 All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF
KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee, our Board appointed KPMG LLP (KPMG) as our independent registered public accounting firm for the current fiscal year ending March 31, 2026, and hereby unanimously recommends that the stockholders ratify such appointment. Representatives of KPMG have been invited to be present at the Annual Meeting, and it is expected that they will attend. If present, representatives from KPMG will have an opportunity to make a statement if they so choose, and will be available to respond to appropriate questions from stockholders.

The Board may terminate the appointment of KPMG as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

If the stockholders do not ratify the selection of KPMG as the independent registered public accounting firm for the Company for Fiscal 2026, the Audit Committee will reconsider whether to engage KPMG but may ultimately determine to continue the engagement of KPMG or engage another audit firm without resubmitting the matter to stockholders.

Even if the selection of KPMG is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year, although it has no current intention to do so.

Fees and Services

Our Board previously appointed, and stockholders ratified, KPMG as our independent registered public accounting firm for Fiscal 2025. Prior to the engagement of KPMG, WithumSmith+Brown, PC (Withum) served as our independent registered public accounting firm for Fiscal 2024. The information provided below includes fees for professional services provided to us by Withum for Fiscal 2024.

	Fiscal Years Ended March 31,
	2025	2024
Audit fees	$575,000	$542,000
Audit-related fees	—	—
Tax fees	—	24,000
All other fees	—	—
Total fees	$575,000	$566,000

Audit Fees:

Audit fees include fees billed for the annual audit of the Company’s financial statements and quarterly reviews for Fiscal 2025 and Fiscal 2024, and for services normally provided by each of KPMG and Withum in connection with routine statutory and regulatory filings or engagements, as well as the issuance of consents and comfort letters in connection with registration statements, including the filing of our registration statements on Form S-3 and Form S-8.

Audit-Related Fees:

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit fees. During Fiscal 2025 and Fiscal 2024, no such fees were billed by KPMG or Withum.

Tax Fees:

Tax fees include fees for professional services for tax compliance, tax advice and tax planning for billed by Withum in Fiscal 2024. No such fees were billed by KPMG in Fiscal 2025.

All Other Fees:

All other fees include fees for products and services other than those described above. During Fiscal 2025 and Fiscal 2024, no such fees were billed by either KPMG or Withum.

Required Vote and Recommendation

Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2026 requires the affirmative vote of a majority of the votes cast, either present or represented by proxy (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes will have no effect on the ratification of KPMG as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2026. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2026.

Our Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending March 31, 2026.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and KPMG, our independent registered public accounting firm for our fiscal year ended March 31, 2025, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025. The Audit Committee also discussed with KPMG those matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16.

KPMG also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Jon S. Saxe, Audit Committee Chair Jerry B. Gin* Mary L. Rotunno
Dated: June 9, 2025

*	Dr. Gin notified the Board of his intention to retire from the Board and all Board committee positions held at the end of his current term, which term expires at the Annual Meeting.

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 16, 2025 for:

●	each of our NEOs;
●	each of our directors;
●	all of our directors and NEOs as a group; and
●	our 5%+ stockholders.

Applicable percentage ownership is based on 29,859,961 shares of common stock outstanding at July 16, 2025.

In computing the percentage of shares of common stock beneficially owned, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of July 16, 2025.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Vistagen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, California 94080.

Beneficial Ownership of Common Stock:

Name and address of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned(1)
Named Executive Officers:
Shawn K. Singh, J.D. (2) President, Chief Executive Officer and Director	332,355	1.10%
Cynthia L. Anderson, CPA (3) Chief Financial Officer	80,856	*
Reid G. Adler, J.D. (4) Chief Legal Officer	109,445	*
Joshua S. Prince, MBA (5) Chief Operating Officer	86,215	*
Non-Employee Directors:		*
Margaret M. FitzPatrick, M.A. (6) Board Chair	32,434	*
Ann M. Cunningham, MBA (7) Director	51,603	*
Joanne Curley, Ph.D. (8) Director	32,434	*
Jerry B. Gin, Ph.D., MBA (9) Director	63,605	*
Mary L. Rotunno, J.D. (10) Director	32,434	*
Jon S. Saxe, J.D., LL.M. (11) Director	51,295	*
All executive officers and directors as a group (11 persons) (12)	872,676	2.85%

5%+ Stockholders:
Commodore Capital Master Fund LP (13) 444 Madison Ave., Floor 35 New York, New York 10022	7,447,944	20.84%
TCG Crossover Fund II, L.P. (14) 705 High St. Palo Alto, California 94301	5,636,983	13.18%
Nantahala Capital Management, LLC (15) 130 Main St., 2nd Floor New Canaan, Connecticut 06840	3,545,423	11.32%
StemPoint Capital Master Fund LP (16) 520 Madison, Ave., 19th Floor New York, New York 10022	3,293,329	10.81%
Entities affiliated with BVF, Inc. (17) 44 Montgomery St. San Francisco, California 94104	3,037,835	9.23%
The Vanguard Group (18) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,976,172	6.62%
Great Point Partners, LLC (19) 165 Mason St., 3rd Floor Greenwich, Connecticut	2,055,834	6.44%

*	less than 1%

(1)
Based on 29,859,961 shares of common stock outstanding as of July 16, 2025. Percentages reported herein do not give effect to beneficial ownership blockers contained within outstanding common stock purchase warrants.

(2)
Number of shares beneficially held consists of (i) 38,903 shares of common stock, of which 20,875 shares of common stock are held by The 1997 Singh Family Trust, and (ii) stock options to purchase up to 293,452 shares of registered common stock exercisable within 60 days of July 16, 2025.

(3)	Number of shares beneficially held consists of (i) 12,801 shares of common stock, and (ii) stock options to purchase up to 68,055 shares of registered common stock exercisable within 60 days of July 16, 2025.

(4)
Number of shares beneficially held consists of (i) 24,050 shares of common stock, and (ii) stock options to purchase up to 85,395 shares of registered common stock exercisable within 60 days of July 16, 2025.

(5)
Number of shares beneficially held consists of of (i) 10,863 shares of common stock, and (ii) stock options to purchase up to 75,352 shares of registered common stock exercisable within 60 days of July 16, 2025.

(6)	Number of shares beneficially held consists of stock options to purchase up to 32,434 shares of registered common stock exercisable within 60 days of July 16, 2025.

(7)	Number of shares beneficially held consists of stock options to purchase up to 51,603 shares of registered common stock exercisable within 60 days of July 16, 2025.

(8)	Number of shares beneficially held consists of stock options to purchase up to 32,434 shares of registered common stock exercisable within 60 days of July 16, 2025.

(9)
Number of shares beneficially held consists of (i) 13,334 shares of common stock, of which 667 shares are held by Dr. Gin’s wife, and (ii) stock options to purchase up to 50,271 shares of registered common stock exercisable within 60 days of July 16, 2025.

As previously noted, on June 23, 2025, Dr. Gin notified the Board of his intention to retire from the Board and all Board committee positions held at the end of his current term, which expires at the Annual Meeting.

(10)	Number of shares beneficially held consists of stock options to purchase up to 32,434 shares of registered common stock exercisable within 60 days of July 16, 2025.

(11)
Number of shares beneficially held consists of (i) 1,858 shares of common stock, and (ii) stock options to purchase up to 49,437 shares of registered common stock exercisable within 60 days of July 16, 2025.

(12)
Number of shares beneficially held consists of an aggregate of (i) 101,809 shares of common stock, and (ii) stock options to purchase up to 770,867 shares of registered common stock exercisable within 60 days of July 16, 2025.

(13)
Reported holdings based upon Amendment No. 1 to Schedule 13G filed by Commodore Capital LP (Commodore) on October 6, 2023 and Company records. Number of shares beneficially held consists of (i) 1,575,000 shares of common stock and (ii) up to 5,872,944 shares of common stock issuable upon exercise of certain warrants beneficially held by Commodore.
Commodore is the investment manager to Commodore Capital Master LP (Commodore Master) and Messrs. Michael Kramarz and Robert Egen are the managing partners of Commodore. As such, Commodore, Mr. Kramarz and Mr. Egen may be deemed to beneficially own the shares beneficially held by Commodore Master.

(14)
Reported holdings based upon Schedule 13G filed by TCG Crossover GP II, LLC (TCG Crossover) on October 16, 2023 and Company records. Number of shares beneficially held consists of (i) 2,007,435 shares of common stock and (ii) up to 2,220,302 shares of common stock issuable upon exercise of certain warrants beneficially held by TCG Crossover.

TCG Crossover is the General Partner of TCG Crossover Fund II, L.P. and Dr. Chen Yu is the Managing Member of TCG Crossover. As such, TCG Crossover and Dr. Yu may be deemed to beneficially own the shares beneficially held by TCG Crossover.

(15)
Reported holdings based upon Amendment No. 1 to Schedule 13G filed by Nantahala Capital Management, LLC (Nantahala) on November 14, 2024 and Company records. Number of shares beneficially held consists of (i) 2,095,492 shares of common stock and (ii) up to 1,449,931 shares of common stock issuable upon exercise of certain warrants beneficially held by Nantahala and Blackwell Partners LLC-Series A, a fund advised by Nantahala.
Messrs. Wilmot B. Harkey and Daniel Mack are the managing members of Nantahala and, as such, may be deemed to beneficially own the shares beneficially held by Nantahala.

(16)
Reported holdings based upon Amendment No. 1 Schedule 13G filed by StemPoint Capital LP (StemPoint) on February 14, 2025 and Company records. Number of shares beneficially held consists of (i) 2,676,580 shares of common stock and (ii) up to 616,749 shares of common stock issuable upon exercise of certain warrants beneficially held by StemPoint.

StemPoint Capital Management GP LLC (StemPoint GP) is the General Partner of StemPoint and Ms. Michelle Ross is the Managing Partner of StemPoint GP. As such, StemPoint GP and Ms. Ross may be deemed to beneficially own the shares beneficially held by StemPoint.

(17)
Reported holdings based upon Amendment No. 1 to Schedule 13G filed by Biotechnology Value Fund L.P. (BVF) on February 14, 2025. Number of shares beneficially held consists of up to 3,084,324 shares of common stock issuable upon exercise of certain warrants beneficially held by BVF, Inc. and its affiliates.

Entities affiliated with BVF, Inc. consist of BVF, BVF I GP LLC (BVF GP), Biotechnology Value Fund II, L.P. (BVF2), BVF II GP LLC (BVF2 GP), Biotechnology Value Trading Fund OS LP (Trading Fund OS), BVF Partners OS Ltd. (Partners OS), BVF GP Holdings LLC (BVF GPH) and BVF Partners L.P. (Partners). BVF GP is the general partner of BVF and may be deemed to beneficially own the shares held by BVF. BVF2 GP is the general partner of BVF2 and may be deemed to beneficially own the shares held by BVF2. Partners OS is the general partner of Trading Fund OS and may be deemed to beneficially own the shares held by Trading Fund OS. BVF GPH is the sole member of each of BVF GP and BVF2 GP, and may be deemed to beneficially own in the aggregate the shares held by BVF and BVF2. Partners is the investment manager of BVF, BVF2 and Trading Fund OS, and is the sole member of Partners OS and may be deemed to beneficially own in the aggregate shares held by BVF, BVF2 and Trading Fund OS. BVF, Inc. is the general partner of Partners and may be deemed to beneficially own the shares held by Partners. Mr. Mark N. Lampert is a director and officer of BVF, Inc and may be deemed to beneficially own the shares held by BVF, Inc.

(18)	Reported holdings based upon Schedule 13G filed by The Vanguard Group (Vanguard) on February 13, 2024 and Company records.

(19)
Reported holdings based upon Amendment No. 4 to Schedule 13G filed by Great Point Partners, LLC (Great Point) on May 15, 2025. Number of shares beneficially held consists of up to 2,055,834 shares of common stock issuable upon exercise of certain warrants beneficially held by Great Point.

Jeffrey R. Jay, M.D. is the Senior Managing Director of Great Point and Ms. Lillian Nordahl is the Managing Director of Great Point. As such, Dr. Jay and Ms. Nordhahl may be deemed to beneficially own the shares beneficially held by Great Point.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of July 16, 2025, options to purchase a total of 4,746,914 registered shares of our common stock were outstanding at a weighted average exercise price of $7.61 per share, of which options to purchase 1,600,111 shares of our common stock were vested and exercisable at a weighted average exercise price of $16.99 per share and options to purchase 3,146,803 shares were unvested and not exercisable at a weighted average exercise price of $2.84 per share. These options were issued under our 2019 Plan and under our Amended and Restated 2016 Stock Incentive Plan, formerly titled the 2008 Stock Incentive Plan (the 2016 Plan), as described below.

The following table summarizes awards outstanding under the 2016 Plan and the 2019 Plan, as well as shares available for issuance under the 2019 Plan and our 2019 ESPP as of March 31, 2025. The following information does not reflect issuances or exercises under the 2016 Plan, 2019 Plan or the 2019 ESPP subsequent to March 31, 2025, and does not reflect the stockholder approved increase in shares available for grant under the 2019 Plan and 2019 ESPP as discussed above.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders
2019 Plan and 2016 Plan	3,239,642	$10.32	2,042,153
2019 ESPP	-	-	911,342
Equity compensation plans not approved by security holders	-	-	-
Total	3,239,642		2,953,495

Description of the 2016 Plan

Our Board unanimously approved the Company’s 2016 Plan on July 26, 2016, and it was approved by our stockholders at our 2016 Annual Meeting of Stockholders on September 26, 2016, and further amended to increase the number of shares authorized for issuance therefrom at our 2017 Annual Meeting of Stockholders on September 15, 2017. The 2016 Plan provided for the grant of stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards”. Stock options granted under the 2016 Plan were either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. We could grant incentive stock options only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options could be granted to employees, directors and consultants. A total of 333,334 shares of our common stock were authorized for issuance under the 2016 Plan, of which options to purchase approximately 215,828 shares remained outstanding at March 31, 2023. Upon the adoption of our 2019 Plan, no further grants were permissible under the 2016 Plan and approximately 46,667 authorized shares were transferred to the 2019 Plan and became issuable thereunder. All options granted from the 2016 Plan remain operative under the terms of the respective grants.

Description of the 2019 Plan

Below is a summary of the terms and conditions of the 2019 Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the 2019 Plan.

Awards and Eligible Participants
The 2019 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The 2019 Plan is also designed to align employees’ interests with stockholder interests.

The 2019 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and other stock-based awards, and performance awards, collectively referred to as “Awards”. Awards may be granted under the 2019 Plan to officers, employees and consultants of the Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of the Company or one of our subsidiaries.

Plan Administration
The 2019 Plan is administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

The Compensation Committee sets stock option exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2019 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR.

The Compensation Committee may also grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions. At March 31, 2025, the Compensation Committee has not granted any performance awards.

Authorized Shares
As of the date of this Proxy Statement, a total of 5.0 million shares of common stock is authorized for issuance under the 2019 Plan.

In the event any award under the 2019 Plan is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan.

Vesting
No more than 25% of any equity-based awards granted under the 2019 Plan may vest on the grant date of such award. The Board believes this provision provides the Company the necessary flexibility to issue Awards that will both attract new talent, particularly as the Company advances its late-stage clinical development and commercialization plans for its drug candidates and provide incentives sufficient to retain the Company’s existing employees and directors.

This requirement does not apply to (i) substitute awards resulting from acquisitions or (ii) shares delivered in lieu of fully vested cash awards. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise. Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no consideration.

2019 Employee Stock Purchase Plan

Our Board approved the Vistagen Therapeutics, Inc. 2019 Employee Stock Purchase Plan (the 2019 ESPP) on June 13, 2019. Our stockholders approved the 2019 ESPP at our annual meeting on September 5, 2019. The principal terms of our 2019 ESPP are summarized below.

The 2019 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Compensation Committee of the Board administers the 2019 ESPP. The Compensation Committee has authority to construe, interpret and apply the terms of the 2019 ESPP. As approved by our stockholders, a maximum of 1.0 million shares of our common stock may be purchased under the 2019 ESPP.

The 2019 ESPP is generally expected to operate in consecutive semi-annual periods referred to as “option periods.” The first option period commenced on January 1, 2020 and ended on the last trading day in the semi-annual period ended June 30, 2020, with successive option periods expected to begin on the first day of January and July and to terminate on the last trading day of June and December, respectively. Option periods may not last longer than the maximum period permitted under Section 423 of the Code, which generally limits the length of such offerings to either five years or 27 months, depending on the terms of the offering. Generally, all full-time employees of the Company and its subsidiaries are eligible to participate in an option period.

On the first day of each option period (the Grant Date), each eligible employee for that option period will be granted an option to purchase shares of our common stock. Each participant’s option will permit the participant to purchase a number of shares determined by dividing the employee’s accumulated payroll deductions for the option period by the applicable purchase price. A participant must designate the percentage (if any) of compensation to be deducted during that option period for the purchase of stock under the 2019 ESPP. The participant’s payroll deduction election will generally remain in effect for future option periods unless terminated by the participant. A participant may elect to withdraw from any option period prior to the last day of the option period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Each participant’s payroll deductions under the 2019 ESPP will be credited to a liability account in his or her name under the 2019 ESPP. The aggregate liability for participant payroll deductions at March 31, 2025 and 2024 was determined by the Company to be an immaterial amount of expense.

Each option granted under the 2019 ESPP will automatically be exercised on the last day of the respective option period (referred to as the Exercise Date). The number of shares acquired by a participant upon exercise of her or his option will be determined by dividing the participant’s 2019 ESPP account balance as of the exercise date for the option period by the purchase price of the option. The purchase price for each option is generally equal to the lesser of (i) 85% of the fair market value of a share of our common stock on the applicable grant date, or (ii) 85% of the fair market value of a share of our common stock on the applicable exercise date. A participant’s 2019 ESPP account will be reduced upon exercise of her or his option by the amount used to pay the purchase price of the shares acquired by the participant. Following exercise of the option, any excess amount in a participant’s account will be refunded following the exercise date. No interest will be paid to any participant under the 2019 ESPP.

Participation in the 2019 ESPP is subject to the following limits:

●	A participant cannot contribute less than 1% or more than 15% of his or her compensation to the purchase of stock under the 2019 ESPP in any one payroll period;
●	A participant cannot accrue rights to purchase more than $25,000 of common stock (valued at the grant date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding; and
●	A participant will not be granted an option under the 2019 ESPP if it would cause the participant to own common stock and/or hold outstanding options to purchase common stock constituting 5.0% or more of the total combined voting power or value of all classes of stock of the Company or of one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

The $25,000 annual purchase limit and the 5% ownership limit referred to above are as required under the Code.

As is customary, the number of shares of stock available under the 2019 ESPP or subject to outstanding options, is subject to adjustment in the event of certain reorganizations, combinations, recapitalization of shares, stock splits, reverse stock split, subdivision or other similar change in respect of our common stock. A participant’s rights with respect to options or the purchase of shares under the 2019 ESPP, as well as payroll deductions credited to his or her 2019 ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

The Board generally may amend, suspend, or terminate the 2019 ESPP at any time and in any manner, except that stockholder approval is required to increase the number of shares authorized for issuance under the 2019 ESPP and for certain other amendments. No amendment to the 2019 ESPP may materially adversely affect the option rights previously granted to a participant under the 2019 ESPP, except as required by law or regulation.

Our 2019 ESPP became effective on January 1, 2020 and will continue in effect until the earlier of such time as all of the shares of the Company’s common stock subject to the 2019 ESPP have been sold or December 31, 2030, unless terminated earlier by the Board. During Fiscal 2025, employees purchased an aggregate of 74,804 shares of our common stock under the 2019 ESPP and we received proceeds of $201,000. During Fiscal 2024, employees purchased an aggregate of 4,843 shares of our common stock under the 2019 ESPP and we received proceeds of $8,000.

Policies and Procedures for Related Party Transactions

Our Audit Committee adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Audit Committee. As such, any request for the Company to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms comparable to the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Since April 1, 2024, we have not participated in any related party transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets in a fiscal year, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which have been reported pursuant to Item 402 of Regulation S-K or in the case of an executive officer who is not a named executive officer, would have been reported pursuant to Item 402 of Regulation S-K if such executive officer were a named executive officer provided such compensation has been approved, or recommended to the board of directors for approval, by the Compensation Committee (or group of independent directors performing a similar function).

Indemnification Agreements

Our Restated and Amended Articles of Incorporation, as amended (our Charter) contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Nevada law. Our Charter and Bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2025 Annual Meeting

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2026 Annual Meeting of Stockholders must be received by the Secretary of the Company between June 11, 2026 and July 11, 2026 that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting of stockholders. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the later of 60 days prior to such annual meeting, or, in the event the Company makes a public announcement of the date of such annual meeting less than 70 days before the meeting, within 10 days after the Company’s public announcement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 343 Allerton Avenue, South San Francisco, California 94080, or contact us at (650) 577-3600. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about July 29, 2025, contains instructions on how to access the Company’s Annual Report on Form 10-K for our fiscal year ended March 31, 2025. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Vistagen VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/VTGN or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Vistagen Therapeutics, Inc. (the *Company*) 2025 Annual Meeting of Stockholders (the *Annual Meeting*) - Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR each Director nominee identified under Proposal No. 1 below and FOR Proposals No. 2 and No. 3.

1. **ELECTION OF DIRECTORS**: To elect six directors to the Company's Board of Directors, each to serve until the Company's next annual meeting of stockholders, or until her or his respective successor is elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
01 - Margaret M. FitzPatrick, M.A.	☐	☐	02 - Ann M. Cunningham, MBA	☐	☐	03 - Joanne Curley, Ph.D.	☐	☐
04 - Mary L. Rotunno, J.D.	☐	☐	05 - Jon S. Saxe, J.D., LL.M.	☐	☐	06 - Shawn K. Singh, J.D.	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

046AUC

Vistagen Therapeutics, Inc. 2025 Annual Meeting of Stockholders

The 2025 Annual Meeting of Stockholders (the *Annual Meeting*) of Vistagen Therapeutics, Inc. will be held on Tuesday, September 9, 2025, at 9:00 am PDT, virtually via the Internet at www.meetnow.global/MMRS64D.

To access the virtual Annual Meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — VISTAGEN THERAPEUTICS, INC.

VISTAGEN THERAPEUTICS, INC.

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Shawn K. Singh and Cynthia L. Anderson, and each of them, their true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Vistagen Therapeutics, Inc. (the *Company*) which the undersigned is entitled to vote at the Company's 2025 Annual Meeting of Stockholders (the *Annual Meeting*), to be held virtually, on September 9, 2025 at 9:00 am PDT and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the Director nominees identified under Proposal No. 1 and FOR Proposals No. 2 and No. 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.